UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2025

SUI GROUP HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Minnesota	001-41472	90-0316651
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

(Address of principal executive offices)

(952) 479-1923

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SUIG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 15, 2025, at the 2025 annual shareholder meeting of Sui Group Holdings Limited (the “Company”), the Company’s shareholders approved the proposals listed below. The final voting results for each proposal are set forth in the following tables. Each of these proposals is described in detail in the Company’s definitive proxy statement for the meeting.

1.	Elect five members to the Company’s Board of Directors:

	For	Against	Abstain	Broker Non-Votes
Marius Barnett	44,485,689	0	88,406	0
Joseph A. Geraci, II	44,485,638	0	88,456	1
Howard P. Liszt	44,482,480	0	91,615	0
Douglas M. Polinsky	44,514,083	0	60,011	1
Dana Wagner	44,572,644	0	1,450	1

2.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to increase the total number of shares of capital stock authorized for issuance thereunder from 111,111,111 to 2,000,000,000:

For	Against	Abstain	Broker Non-Votes
44,493,325	77,921	2,849	0

3.	To approve, under Nasdaq Listing Rule 5635(c), the issuance of common stock issuable upon exercise of management warrants:

For	Against	Abstain	Broker Non-Votes
44,243,162	5,461	325,472	0

4.	To approve, under Nasdaq Listing Rule 5635(d), the issuance of common stock pursuant to a $500,000,000 principal equity facility, to the extent such issuance could result in the Company issuing more than 20% of the issued and outstanding common stock of the Company:

For	Against	Abstain	Broker Non-Votes
44,556,103	15,392	2,600	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUI GROUP HOLDINGS LIMITED
Date: September 19, 2025
	By:	/s/ Douglas M. Polinsky
Douglas M. Polinsky
Chief Executive Officer

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